Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flushing Financial Corporation of our report dated January 22, 2002 relating to the consolidated financial statements which appears in Flushing Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to our firm under the heading "Experts" in the prospectus documents relating to the plans which are the subject of this Registration Statement.




                                            /s/ PricewaterhouseCoopers LLP


New York, New York
May 30, 2002